Exhibit 99.1
to Registration Statement

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ________, 2002 UNLESS EXTENDED (THE “EXPIRATION DATE”).

CENTURYTEL, INC.

LETTER OF TRANSMITTAL

FOR

OFFER TO EXCHANGE

$500,000,000 REGISTERED 7.875% SENIOR NOTES, SERIES L, DUE 2012

FOR

ALL OUTSTANDING UNREGISTERED 7.875% SENIOR NOTES, SERIES L, DUE 2012

THE EXCHANGE AGENT

FOR THE EXCHANGE OFFER IS:

REGIONS BANK

For Delivery by Mail/

Hand Delivery/Overnight Delivery:

Regions Bank, Corporate Trust Department

2nd Floor, Regions Tower

60 Commerce Street

Montgomery, AL  36104

Attn:  Robert B. Rinehart

Jo Ann Mayfield

For Delivery by Registered or Certified Mail: Regions Bank, Corporate Trust Department 2nd Floor, Regions Tower 60 Commerce Street Montgomery, AL 36104 Attn: Robert B. Rinehart Jo Ann Mayfield

By Facsimile Transmission (for eligible institutions only):

(334) 230-6150

To Confirm Receipt:

(334) 230-6119

For Information Call:

(334) 230-6119

(Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.)

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.  PLEASE DO NOT DELIVER THIS LETTER OF TRANSMITTAL TO CENTURYTEL, INC.

               By completing this letter of transmittal (“Letter of Transmittal”), you acknowledge that you have received and reviewed the prospectus dated October     , 2002 (the “Prospectus”) of CenturyTel, Inc. (“CenturyTel”)  and this Letter of Transmittal, which together constitute the “Exchange Offer.”  This Letter of Transmittal and the Prospectus have been delivered to you in connection with CenturyTel's offer to exchange $500,000,000 in aggregate principal amount of its 7.875% Senior Notes, Series L, due 2012 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for the same amount of its outstanding unregistered 7.875% Senior Notes, Series L, due 2012 (the “Outstanding Notes”).  Because the Outstanding Notes were issued as global notes, this Letter of Transmittal generally assumes that a Holder (as defined below) of Outstanding Notes will tender their Outstanding Notes through book-entry transfer, although supplemental information regarding the delivery of certificated notes is also included in the unlikely event that certificated notes are substituted for the global ntoes.

               CenturyTel reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer has been extended.  CenturyTel shall notify the Exchange Agent and each registered holder of the related Outstanding Notes of any extension by press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

               This Letter of Transmittal is to be completed by a Holder of Outstanding Notes if:

(1)	the Holder is delivering certificates for Outstanding Notes with this document; or

(2)

the tender of certificates for Outstanding Notes will be made by book-entry transfer to the account maintained by Regions Bank, the exchange agent (the “Exchange Agent”) for these notes, at The Depository Trust Company (“DTC") according to the procedures described in the Prospectus under the heading “The Exchange Offer - Exchange Offer Procedures.”  Please note that delivery of documents required by this Letter of Transmittal to DTC does not constitute delivery to the Exchange Agent.

              You must tender your Outstanding Notes according to the guaranteed delivery procedures described in this document if:

(1)	you cannot deliver your Outstanding Notes, this Letter of Transmittal and all required documents to the Exchange Agent on or before the Expiration Date; or

(2)	you are unable to obtain confirmation of a book-entry tender of your Outstanding Notes into the Exchange Agent’s account at DTC on or before the Expiration Date.

              More complete information about guaranteed delivery procedures is contained in the Prospectus under the heading “The Exchange Offer - Exchange Offer Procedures - Guaranteed Delivery Procedures.”

               As used in this Letter of Transmittal, the term “Holder” means (1) any person in whose name Outstanding Notes are registered on the books of CenturyTel, (2) any other person who has obtained a properly executed bond power from the registered Holder or (3) any person whose Outstanding Notes are held of record by DTC who desires to deliver such notes by book-entry transfer at DTC.  You should use this Letter of Transmittal to indicate whether or not you would like to participate in the Exchange Offer.  If you decide to tender your Outstanding Notes, you must complete or agree to be bound by this entire Letter of Transmittal in the manner provided in the Prospectus.

               PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL AND THE PROSPECTUS CAREFULLY BEFORE CHECKING ANY BOX BELOW.  IF YOU HAVE QUESTIONS OR NEED HELP,OR IF YOU WOULD LIKE ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL, YOU SHOULD CONTACT THE EXCHANGE AGENT AT (334) 230-6119 OR AT ITS ADDRESS SET FORTH ABOVE.

Please list below the Outstanding Notes to which this Letter of Transmittal relates.  If the space below is inadequate, list the registered numbers and principal amount on a separate signed schedule and affix the list to this Letter of Transmittal.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

Name(s) and Address(es) of Registered Owner(s) as (it/they) appear(s) on the Outstanding Notes
	Certificate Numbers of Outstanding Notes*	Aggregate Principal Amount Represented by Outstanding Notes	Principal Amount Tendered

Total Principal Amount of Outstanding Notes Tendered**
(If additional space is required, attach a continuation sheet in substantially the above form.)

*	Need not be completed by book-entry holders.
**

Unless otherwise indicated, any tendering holder of Outstanding Notes will be deemed to have tendered the entire aggregate principal amount represented by such Outstanding Notes.  All tenders must be in integral multiples of $1,000.

METHOD OF DELIVERY

	Check here if tendered Outstanding Notes are enclosed herewith.

	Check here if tendered Outstanding Notes are being delivered by book‑entry transfer made to an account maintained by the Exchange Agent with a Book‑Entry Transfer Facility and complete the following:

Name of Tendering Institution:
Account Number:
Transaction Code Number:

	Check here if tendered Outstanding Notes are being delivered pursuant to a Notice of Guaranteed Delivery and complete the following:

Name(s) of Registered Holder(s):
Date of Execution of Notice of Guaranteed Delivery:
Window Ticket Number (if available):
Name of Eligible Institution that guaranteed delivery:
Account Number (if delivered by book‑entry transfer):

SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

             According to the terms and conditions of the Exchange Offer, I hereby tender to CenturyTel the principal amount of Outstanding Notes indicated above. At the time these notes are accepted by CenturyTel, and exchanged for the same principal amount of Exchange Notes, I will assign and transfer to CenturyTel all right, title and interest in and to the Outstanding Notes I have tendered. I am aware that the Exchange Agent also acts as the agent of CenturyTel. By executing this document, I irrevocably appoint the Exchange Agent as my agent and attorney-in-fact for the tendered Outstanding Notes with full power of substitution to:

1.

deliver certificates for the Outstanding Notes, or transfer ownership of the Outstanding Notes on the account books maintained by DTC, to CenturyTel and deliver all accompanying evidences of transfer and authenticity to CenturyTel; and

2.

present the Outstanding Notes for transfer on the books of CenturyTel and receive all benefits and exercise all rights of beneficial ownership of these Outstanding Notes, according to the terms of the Exchange Offer. The power of attorney granted in this paragraph is irrevocable and coupled with an interest.

             I represent and warrant that I have full power and authority to tender, exchange, assign, and transfer the Outstanding Notes that I am tendering. I represent and warrant that CenturyTel will acquire good and unencumbered title to the Outstanding Notes, free and clear of all liens, restrictions, charges and encumbrances and that the Outstanding Notes will not be subject to any adverse claim at the time CenturyTel acquires them. I further represent that:

1.	any Exchange Notes that I acquire in exchange for Outstanding Notes that I tender will be acquired in the ordinary course of business;

2.	I have not engaged in, and do not intend to engage in, any distribution of any Exchange Notes;

3.	I have no arrangement or understanding with any person to participate in any distribution of any Exchange Notes; and

4.	I am not an affiliate (as defined in Rule 405 promulgated under the Securities Act) of CenturyTel.

             I understand that the Exchange Offer is being made in reliance on interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission. These no-action letters provide that the Exchange Notes issued in exchange for the Outstanding Notes in the Exchange Offer may be offered for resale, resold, or otherwise transferred by a Holder of Exchange Notes (other than any such Holder that is an “affiliate” of CenturyTel within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of the Holder's business and the Holder does not intend to participate in the distribution of the Exchange Notes.

              If I am not a broker-dealer, I represent that I am not engaged in, and do not intend to engage in, a distribution of the Exchange Notes.  If I am a broker-dealer that will receive Exchange Notes for my own account in exchange for Outstanding Notes for my own account (an “Exchanging Dealer”), I represent that I acquired the Outstanding Notes to be exchanged for Exchange Notes as a result of market-making activities or other trading activities and acknowledge that I will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes; however, by so acknowledging and by delivering a prospectus, I will not be deemed to admit that I am an “underwriter” within the meaning of the Securities Act.

             I further represent and warrant that I am not acting on behalf of any person or persons who could not truthfully and completely make the foregoing representations and warranties.

             CenturyTel has agreed that, subject to the terms and conditions of the registration rights agreement described in the Prospectus, it will use its best efforts to make the Prospectus, as it may be amended or supplemented from time to time, available to an Exchanging Dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such Exchanging Dealer for its own account as a result of market-making activities or other trading activities, for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances described in the Prospectus). In that regard, if I am an Exchanging Dealer, by tendering such Outstanding Notes and executing this Letter of Transmittal, I agree that, upon receipt of notice from CenturyTel of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in the Prospectus untrue in any material respect or which causes the Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference therein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the registration rights agreement, I will suspend the sale of Exchange Notes pursuant to the Prospectus until CenturyTel has amended or supplemented the Prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented Prospectus to the Exchanging Dealer or CenturyTel has given notice that the sale of the Exchange Notes may be resumed, as the case may be. If CenturyTel gives such notice to suspend the sale of the Exchange Notes, they shall extend the 180-day period referred to above during which Exchanging Dealers are entitled to use the Prospectus in connection with the resale of Exchange Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when Exchanging Dealers shall have received copies of the supplemented or amended Prospectus necessary to permit resales of the Exchange Notes or to and including the date on which CenturyTel has given notice that the sale of Exchange Notes may be resumed, as the case may be.

             Upon request, I will execute and deliver any additional documents deemed by the Exchange Agent or CenturyTel to be necessary or desirable to complete the assignment, transfer, and purchase of the Outstanding Notes I have tendered.

             I understand that CenturyTel will be deemed to have accepted validly tendered Outstanding Notes when CenturyTel gives oral or written notice of acceptance to the Exchange Agent.

             If, for any reason, any tendered Outstanding Notes are not accepted for exchange in the Exchange Offer, certificates for those unaccepted Outstanding Notes will be returned to me without charge at the address shown below or at a different address if one is listed under “Special Delivery Instructions.” Any unaccepted Outstanding Notes which had been tendered by book-entry transfer will be credited to an account at DTC promptly following the Expiration Date.

             All authority granted or agreed to be granted by this Letter of Transmittal shall survive my death or incapacity or, if I am a corporation or institution, my dissolution, and every obligation under this Letter of Transmittal is binding upon my heirs, legal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

             I understand that tenders of Outstanding Notes according to the procedures described in the Prospectus under the heading “The Exchange Offer - Exchange Offer Procedures” and in the instructions included in this document constitute a binding agreement between myself and CenturyTel subject to the terms and conditions of the Exchange Offer.

             Unless I have described other instructions in this Letter of Transmittal under the section “Special Issuance Instructions,” please issue the certificates representing Exchange Notes issued in exchange for my tendered and accepted Outstanding Notes in my name, and issue any replacement certificates for Outstanding Notes not tendered or not exchanged in my name. Similarly, unless I have instructed otherwise under the section “Special Delivery Instructions,” please send the certificates representing the Exchange Notes issued in exchange for tendered and accepted Outstanding Notes and any certificates for Outstanding Notes that were not tendered or not exchanged, as well as any accompanying documents, to me at the address shown below my signature. If both “Special Payment Instructions” and “Special Delivery Instructions” are completed, please issue the certificates representing the Exchange Notes issued in exchange for my tendered and accepted Outstanding Notes in the name(s) of, and return any Outstanding Notes that were not tendered or exchanged and send such certificates to, the person(s) so indicated. I understand that if CenturyTel does not accept any of the tendered Outstanding Notes for exchange, CenturyTel has no obligation to transfer any Outstanding Notes from the name of the registered Holder(s) according to my instructions in the “Special Payment Instructions” and “Special Delivery Instructions” sections of this document.

SPECIAL ISSUANCE INSTRUCTIONS

(SEE INSTRUCTIONS 4, 5 AND 6)

    To be completed only (i) if Outstanding Notes in a principal amount not tendered, or Exchange Notes issued in exchange for Outstanding Notes accepted for exchange, are to be issued in the name of someone other than you, or (ii) if Outstanding Notes tendered by book-entry transfer which are not exchanged are to be returned by credit to an account maintained at the Book-Entry Transfer Facility.  Issue Exchange Notes and/or Outstanding Notes to:

Name

 (Type or Print)

Address

(Zip Code)

(Tax Identification or Social Security Number)

(Complete Substitute Form W-9)

Credit unexchanged Outstanding Notes delivered by book-entry transfer to the Book-Entry Transfer Facility set forth below:

Book-Entry Transfer Facility Account Number:

SPECIAL DELIVERY INSTRUCTIONS

(SEE INSTRUCTIONS 4, 5 AND 6)

    To be completed ONLY if any of the notes described in the adjacent “Special Issuance Instructions” box are to be sent to someone other than you or to you at an address other than as indicated above or in the adjacent “Special Issuance Instructions” box.

Mail certificates to:

Name

 (Type or Print)

Address

(Zip Code)

(Tax Identification or Social Security Number)

PLEASE SIGN HERE WHETHER OR NOT

OUTSTANDING NOTES ARE BEING PHYSICALLY TENDERED HEREBY

(Complete Accompanying Substitute Form W-9 on Last Page)

(Signature(s) of Holders of Outstanding Notes)

Dated ________________________, 2002

(The above lines must be signed by the Holder(s) of Outstanding Notes tendered herewith as name(s) appear(s) on the Outstanding Notes or on a security position listing.  If Outstanding Notes to which this Letter of Transmittal relate are held of record by two or more joint Holders, then all such Holders must sign this Letter of Transmittal.  If signature is by a holder of a properly completed bond power or by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, then such person must (i) set forth his or her full title below and (ii) unless waived by CenturyTel, submit evidence satisfactory to CenturyTel of such person’s authority so to act.  See Instructions 1 and 4 regarding completion of this Letter of Transmittal, printed below.)

Name(s)

(Please Type or Print)

Capacity:

Address:

(Include Zip Code)

Area Code and Telephone Number:

MEDALLION SIGNATURE GUARANTEE

(If Required by Instructions 1 and 4)

Certain signatures must be Guaranteed by an Eligible Institution.

Signature(s) Guaranteed by an Eligible Institution:

(Authorized Signature)

(Title)

(Name of Firm)

(Address, Include Zip Code)

(Area Code and Telephone Number)

Dated: _______________________________, 2002

INSTRUCTIONS

PART OF THE TERMS AND CONDITIONS OF THE

EXCHANGE OFFER

              1.          DELIVERY OF THIS LETTER OF TRANSMITTAL AND OUTSTANDING NOTES.  The tendered Outstanding Notes or a confirmation of book-entry delivery, as well as a properly completed and executed copy or facsimile of this Letter of Transmittal and any other required documents must be received by the Exchange Agent at its address listed on the cover of this document before 5:00 p.m., New York City time, on the Expiration Date.  YOU ARE RESPONSIBLE FOR THE DELIVERY OF THE OUTSTANDING NOTES, THIS LETTER OF TRANSMITTAL AND ALL REQUIRED DOCUMENTS TO THE EXCHANGE AGENT.  EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED BELOW, THE DELIVERY OF THESE DOCUMENTS WILL BE CONSIDERED TO HAVE BEEN MADE ONLY WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT.  WHILE THE METHOD OF DELIVERY IS AT YOUR RISK AND CHOICE, CENTURYTEL RECOMMENDS THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE RATHER THAN REGULAR MAIL.  YOU SHOULD SEND YOUR DOCUMENTS WELL BEFORE THE EXPIRATION DATE TO ENSURE RECEIPT BY THE EXCHANGE AGENT.  YOU MAY REQUEST THAT YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE DELIVER YOUR OUTSTANDING NOTES, THIS LETTER OF TRANSMITTAL AND ALL REQUIRED DOCUMENTS TO THE EXCHANGE AGENT.  PLEASE DO NOT SEND YOUR OUTSTANDING NOTES TO CENTURYTEL.

If you wish to tender your Outstanding Notes, but:

(a)	your Outstanding Notes are not immediately available;

(b)	you cannot deliver your Outstanding Notes, this Letter of Transmittal and all required documents to the Exchange Agent before the Expiration Date; or

(c)	you are unable to complete the book-entry tender procedure before the Expiration Date,

you must tender your Outstanding Notes according to the guaranteed delivery procedure.  A summary of this procedure follows, but you should read the section in the Prospectus titled “The Exchange Offer -- Exchange Offer Procedures -- Guaranteed Delivery Procedures” for more complete information.  As used in this Letter of Transmittal, an “Eligible Institution” is any participant in a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act.

             For a tender made through the guaranteed delivery procedure to be valid, the Exchange Agent must receive a properly completed and executed Notice of Guaranteed Delivery or a facsimile thereof before 5:00 p.m., New York City time, on the Expiration Date.  The Notice of Guaranteed Delivery must be delivered by an Eligible Institution and must:

(a)	state your name and address;

(b)	list the names in which the Outstanding Notes are registered and, if possible, the certificate number of the Outstanding Notes being tendered;

(c)	state that tender of your Outstanding Notes is being made through the Notice of Guaranteed Delivery; and

(d)

guarantee that this Letter of Transmittal, or a facsimile of it, the certificates representing the Outstanding Notes, or a confirmation of DTC book-entry transfer, and all other required documents will be delivered to the Exchange Agent by the Eligible Institution within three New York Stock Exchange trading days after the Expiration Date.

              The Exchange Agent must receive your Outstanding Notes certificates, or a confirmation of DTC book entry, in proper form for transfer, this Letter of Transmittal and all required documents within three New York Stock Exchange trading days after the Expiration Date or your tender will be invalid and may not be accepted for exchange.

              CenturyTel has the sole right to decide any questions about the validity, form, eligibility, time of receipt, acceptance or withdrawal of tendered Outstanding Notes, and its decision will be final and binding.  CenturyTel’s interpretation of the terms and conditions of the Exchange Offer, including the instructions contained in this Letter of Transmittal and in the Prospectus under the heading “The Exchange Offer -- Conditions to the Exchange Offer,” will be final and binding on all parties.  For additional information, see Instructions 8 and 9.

              It is your responsibility to identify and cure any defect or invalidity in the tender of your Outstanding Notes.  Tender of your Outstanding Notes will not be considered to have been made until any defect is cured or waived.  Neither CenturyTel, the Exchange Agent nor any other person is required to notify you that your tender was invalid or defective, and no one will be liable for any failure to notify you of such a defect or invalidity in your tender of Outstanding Notes.  As soon as reasonably possible after the Expiration Date, the Exchange Agent will return to the Holder any Outstanding Notes that were invalidly tendered if the defect of invalidity has not been cured or waived.

              2.         TENDER BY HOLDER.  You must be a Holder of Outstanding Notes in order to participate in the Exchange Offer.  If you are a beneficial holder of Outstanding Notes who wishes to tender, but you are not a Holder (as defined herein), you must arrange with the Holder to execute and deliver this Letter of Transmittal on your behalf or make appropriate arrangements to become a Holder.  The transfer of registered ownership of Outstanding Notes may take a long period of time.

              3.          PARTIAL TENDERS.  If you are tendering less than the entire principal amount of Outstanding Notes represented by a certificate, you should fill in the principal amount you are tendering in the last column of the box entitled “Description of Outstanding Notes Tendered.” The entire principal amount of Outstanding Notes listed on the certificate delivered to the Exchange Agent will be deemed to have been tendered unless you fill in the appropriate box.

              Unless a different address is provided in the appropriate box on this Letter of Transmittal, certificate(s) representing Exchange Notes issued in exchange for any tendered and accepted Outstanding Notes will be sent to the registered Holder at his or her registered address, promptly after the Outstanding Notes are accepted for exchange.  In the case of Outstanding Notes tendered by book-entry transfer, any untendered Outstanding Notes and any Exchange Notes issued in exchange for tendered and accepted Outstanding Notes will be credited to accounts at DTC.

              4.          SIGNATURES ON THE LETTER OF TRANSMITTAL; BOND POWERS AND ENDORSEMENTS; GUARANTEE OF SIGNATURES.

-	If you hold Outstanding Notes through DTC, please refer to the instructions included in the Prospectus under the heading “The Exchange Offer - Exchange Offer Procedures - Book-Entry Transfer.”

-

If you are the registered Holder of the Outstanding Notes tendered with this document, and are signing this Letter of Transmittal, your signature must match exactly with the name(s) written on the face of the Outstanding Notes.  There can be no alteration, enlargement, or change in your signature in any manner.  If certificates representing the Exchange Notes, or certificates issued to replace any Outstanding Notes you have not tendered are to be issued to you as the registered Holder, do not endorse any tendered Outstanding Notes, and do not provide a separate bond power.

-

Subject to the above, if you are a beneficial holder of Outstanding Notes, or if Exchange Notes or any replacement Outstanding Note certificates will be issued to someone other than you, you must either properly endorse the Outstanding Notes you have tendered or deliver with this Letter of Transmittal a properly completed separate bond power.  Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

9

-

Subject to the above, if you are signing this Letter of Transmittal but are not the registered holder(s) of any Outstanding Notes listed on this document under the “Description of Outstanding Notes Tendered,” the Outstanding Notes tendered must be endorsed or accompanied by appropriate bond powers, in each case signed in the name of the registered holder(s) exactly as it appears on the Outstanding Notes.  Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

-

If this Letter of Transmittal, any Outstanding Notes tendered or any bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, that person must indicate their title or capacity when signing.  Unless waived by CenturyTel, evidence satisfactory to CenturyTel of that person’s authority to act must be submitted with this Letter of Transmittal.  Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

-	ALL SIGNATURES ON THIS LETTER OF TRANSMITTAL MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNLESS ONE OF THE FOLLOWING SITUATIONS APPLY:

-

If this Letter of Transmittal is signed by the registered Holder(s) of the Outstanding Notes tendered with this Letter of Transmittal and such Holder(s) has not completed the box titled “Special Payment Instructions” or the box titled “Special Delivery Instructions;” or

-	If the Outstanding Notes are tendered for the account of an Eligible Institution.

              5.          SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS.  If different from the name and address of the person signing this Letter of Transmittal, you should indicate, in the applicable box or boxes, the name and address or account where Outstanding Notes issued in replacement for any untendered or tendered but unaccepted Outstanding Notes should be issued, sent or credited.  If replacement notes for Outstanding Notes are to be issued in a different name, you must indicate the taxpayer identification or social security number of the person named.

              6.          TRANSFER TAXES.  CenturyTel will pay all transfer taxes, if any, applicable to the exchange of Outstanding Notes in the Exchange Offer.  However, transfer taxes will be payable by you (or by the tendering Holder if you are signing this letter on behalf of a tendering Holder) if:

-

certificates representing Exchange Notes or notes issued to replace any Outstanding Notes not tendered or accepted for exchange are to be delivered to, or are to be registered, issued or credited in the name of, a person other than the Holder;

-	tendered Outstanding Notes are registered or credited in the name of any person other than the person signing this Letter of Transmittal; or

-

a transfer tax is imposed for any reason other than the exchange of Outstanding Notes according to the Exchange Offer.  If satisfactory evidence of the payment of those taxes or an exemption from payment is not submitted with this Letter of Transmittal, the amount of those transfer taxes will be billed directly to the tendering Holder.  Until those transfer taxes are paid, CenturyTel will not be required to deliver any Exchange Notes required to be delivered to, or at the direction of, such tendering Holder.

-	Except as provided in this Instruction 6, it is not necessary for transfer tax stamps to be attached to the Outstanding Notes listed in this Letter of Transmittal.

              7.          FORM W-9.  You must provide the Exchange Agent with a correct Taxpayer Identification Number (“TIN”) for the Holder on the accompanying Form W-9.  If the Holder is an individual, the TIN is his or her social security number.  If you do not provide the required information on the Form W-9, you may be subject to 30% federal income tax withholding on certain payments made to the Holders of Exchange Notes.  Certain Holders, such as corporations and certain foreign individuals, are not subject to these backup withholding and reporting requirements.  For additional information, please read the accompanying Guidelines for

Certification of Taxpayer Identification Number.  To prove to the Exchange Agent that a foreign individual qualifies as an exempt Holder, the foreign individual must submit a Form W-8, Form W-8 BEN or other similar statement, signed under penalties of perjury, certifying as to that individual’s exempt status.  You can obtain the appropriate form from the Exchange Agent.

              8.          VALIDITY OF TENDERS.  All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Outstanding Notes tendered for exchange will be determined by CenturyTel, in its sole discretion, which determination shall be final and binding.  CenturyTel reserves the absolute right to reject any or all tenders not properly tendered or to not accept any particular Outstanding Notes which acceptance might, in the judgment of CenturyTel or its counsel, be unlawful.  CenturyTel also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Outstanding Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Outstanding Notes in the Exchange Offer).  CenturyTel’s interpretation of the terms and conditions of the Exchange Offer as to any particular Outstanding Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) shall be final and binding on all parties.  Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes for exchange must be cured within such reasonable period of time as CenturyTel shall determine.  Neither CenturyTel, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Outstanding Notes for exchange; nor shall any of them incur any liability for failure to give such notification.  Tenders of Outstanding Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.  Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

              9.          WAIVER OF CONDITIONS.  CenturyTel may choose, at any time and for any reason, to amend, waive or modify certain of the conditions to the Exchange Offer.  The conditions applicable to tenders of Outstanding Notes in the Exchange Offer are described in the Prospectus under the heading “The Exchange Offer -- Conditions to the Exchange Offer.”

              10.        NO CONDITIONAL TENDER.  No alternative, conditional, irregular or contingent tender of Outstanding Notes on transmittal of this Letter of Transmittal will be accepted.

              11.        MUTILATED, LOST, STOLEN OR DESTROYED OUTSTANDING NOTES.  If your Outstanding Notes have been mutilated, lost, stolen or destroyed, you should contact the Exchange Agent at the address listed on the cover page of this document for further instructions.

              12.         REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.  If you have questions, need assistance, or would like to receive additional copies of the Prospectus or this Letter of Transmittal, you should contact the Exchange Agent at the address on the first page hereof.  You may also contact your broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

              13.         WITHDRAWAL.  Tenders may be withdrawn only pursuant to the withdrawal rights set forth in the Prospectus under the caption “The Exchange Offer -- Withdrawal Rights.”

SUBSTITUTE Form W-9	Part 1 - PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number OR Employer Identification Number
Department of Treasury Internal Revenue Service	Part 2 - Certification - Under penalties of perjury, I certify that:	Part 3 -
	(1)	The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and	Awaiting TIN 
Payer’s Request for Taxpayer Identification Number (TIN)	(2)	I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.	Please complete the Certificate of Awaiting Taxpayer Identification Number below.
		Certificate Instructions - You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).
		SIGNATURE DATE , 2002

NOTE:   FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 30% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER.  PLEASE REVIEW THE ACCOMPANYING GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED

THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

      I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future.  I understand that if I do not provide a taxpayer identification number to the payor within 60 days, 30% of all reportable payments made to me thereafter will be withheld until I provide a number.

Signature	, 2002 Date

CERTIFICATE FOR FOREIGN RECORD HOLDERS

     Under penalties of perjury, I certify that I am not a United States citizen or resident (or I am signing for a foreign corporation, partnership, estate or trust).

Signature	, 2002 Date

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER (THE “GUIDELINES”)

Purpose of Form.-A person who is required to file an information return with the IRS must obtain your correct Taxpayer Identification Number (“TIN”) to report income paid to you, real estate transactions, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA.  For most individuals, your taxpayer identification number will be your Social Security Number (“SSN”).  Use the form provided to furnish your correct TIN and, when applicable, (1) to certify that the TIN you are furnishing is correct (or that you are waiting for a number to be issued), (2) to certify that you are not subject to backup withholding, and (3) to claim exemption from backup withholding if you are an exempt payee. Furnishing your correct TIN and making the appropriate certifications will prevent certain payments from being subject to backup withholding.

If you are an individual, you must generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card, and your new last name.

If you are a sole proprietor, you must furnish your individual name and either your SSN or Employer Identification Number (“EIN”).  You may also enter your business name or “doing business as” name on the business name line.  Enter your name(s) as shown on your social security card and/or as it was used to apply for your EIN on Form SS-4.

You must sign the certification or backup withholding will apply.

How To Obtain a TIN.-If you do not have a TIN, apply for one immediately.  To apply, get Form SS-5, Application for a Social Security Card (for individuals), from your local office of the Social Security Administration, or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), from your local IRS office.

Once you receive your TIN, complete the enclosed form and return it to us.  Please note that you will be subject to backup withholding at a 30% rate until we receive your TIN.

For this type of account:	Give name and SSN of:	For this type of account:	Give name and EIN of:
1. Individual	The individual	6. Sole proprietorship	The owner[3]
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]	7. A valid trust, estate, or pension trust	Legal entity[4]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]	8. Corporate	The corporation
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]	9. Association, club, religious, charitable, education, or other tax-exempt organization	The organization
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]	10. Partnership	The partnership
5. Sole proprietorship	The owner[3]	11. A broker or registered nominee	The broker or nominee
		12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

[1] List first and circle the name of the person whose number you furnish

[2] Circle the minor’s name and furnish the minor’s SSN

[3] Show your individual name.  You may also enter your business name.  You may use your SSN or EIN.

[4] List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:  If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

What Is Backup Withholding?-Persons making dividend payments to you after 1992 are required to withhold and pay to the IRS 30% of such payments under certain conditions.  This is called "backup withholding."

If you give the requester your correct TIN, make the appropriate certifications, and report all your taxable interest and dividends on your tax return, your payments will not be subject to backup withholding.  Payments you receive will be subject to backup withholding if:

1.  You do not furnish your TIN to the requester;

2.  The IRS notifies the requester that you furnished an incorrect TIN;

3.  You are notified by the IRS that you are subject to backup withholding because you failed to report all our interest and dividends on your tax return;

4.  You do not certify to the requester that you are to subject to backup withholding under 3 above; or

5.  You do not certify your TIN.

Payees and Payments Exempt From Backup Withholding.-The following is a list of payees exempt from backup withholding and for which no information reporting is required.

(1)  A corporation. (2) An organization exempt from tax under section 501(a), or an IRA, or a custodial account under section 403(b)(7). (3) The United States or any of its agencies or instrumentalities. (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities. (5) A foreign government or any of its political subdivisions, agencies, or instrumentalities. (6) An international organization or any of its agencies or instrumentalities. (7) A foreign central bank of issue. (8) A dealer in securities or commodities required to register in the United States or a possession of the United States.(9) A real estate reinvestment trust. (10) An entity registered at all times during the tax year under the Investment Company Act of 1940. (11) A common trust fund operated by a bank under section 584(a). (12) A financial institution. (13) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List. (14) A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends generally not subject to backup withholding include the following:

·Payments to nonresident aliens subject to withholding under section 1441.

·Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident partner.

·Payments of patronage dividends not paid in money.

·Payments made by certain foreign organizations.

Penalties

Failure to Furnish TIN.-If you fail to furnish your correct TIN, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil Penalty for False Information With Respect to Withholding.-If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal Penalty for Falsifying Information.-Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs.-If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.